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                                                                    EXHIBIT 23.7

                           CONSENT OF FUTURE DIRECTOR


         The undersigned hereby consents to the use of his name as a proposed director of AMRE, Inc., a Delaware corporation (the "Company"), in the Registration Statement registering the offering of Common Stock, $0.01 par value, of the Company expected to be filed with the Securities and Exchange Commission in February of 1996.



                                                         /s/ Murray Gross
                                                         -----------------------
                                                         Murray Gross